UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2006

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 North Ironwood Road Milwaukee, Wisconsin	53217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414)  961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On May 11, 2006, Manpower Inc. (the “Company”) entered into a change of control severance agreement with Jonas Prising, Executive Vice President and President – United States and Canada of the Company.  On May 12, 2006, the Company entered into a substantially similar change of control severance agreement with Barbara Beck, Executive Vice President and President – EMEA of the Company, which replaced the change of control severance agreement between the Company and Ms. Beck that had expired by its terms.

Under the agreements, if the executive’s employment is terminated by Manpower without “cause” or by the executive for “good reason” and there has been no change of control of Manpower, we will provide the executive with (1) the executive’s base salary through the date of termination, (2) any unpaid bonus attributable to a fiscal year that ended before the date of termination, (3) a prorated bonus for the year in which the executive’s employment was terminated, (4) a lump sum payment equal to the executive’s base salary at the highest rate in effect during the term of the agreement plus the amount of the executive’s largest annual bonus for the three years prior to the date of termination, (5) continuation of medical and dental benefits for 12 months following the date of termination, and (6) an outplacement service program with a duration of not more than one year following the date of termination.

In the event of a change of control of Manpower, if the executive’s employment is terminated without “cause” or by the executive for “good reason” in the protected period (which shall not be more than six months) before or two years after the change of control, the executive is entitled to (1) the executive’s base salary through the date of termination, (2) any unpaid bonus attributable to a fiscal year that ended before the date of termination, (3) a prorated bonus for the year in which the executive’s employment was terminated based on the greater of the largest annual bonus for the three years prior to the date of termination or the target bonus for the year in which the executive’s employment was terminated, (4) a lump sum payment equal to two times the executive’s base salary at the highest rate in effect during the term of the agreement plus two times the greater of the executive’s highest annual bonus for the prior three years or the target bonus for the year in which the termination takes place, (5) continuation of medical, dental, life insurance and disability benefits for 12 months following the date of termination, and (6) an outplacement service program with a duration of not more than one year following the date of termination.

Upon the death or disability of the executive, the executive is entitled under the severance agreement to receive (1) the executive’s base salary through the date of termination, (2) any unpaid bonus attributable to a fiscal year that ended before the date of termination, (3) a prorated bonus for the year in which the executive’s employment was terminated, and (4) all benefits provided under the Company’s benefit plans to which the executive is entitled.  If the executive’s employment with Manpower is terminated for “cause” or by the executive other than for “good reason,” the executive will receive (1) the executive’s base salary through the date of termination, (2) any unpaid bonus attributable to a fiscal year that ended before the date of termination, and (3) all benefits provided under the Company’s benefit plans to which the executive is entitled.

The agreements also contain nondisclosure provisions that are effective during the term of the executive’s employment with Manpower and during the two-year period following the termination of the executive’s employment with Manpower, and nonsolicitation provisions that are effective during the term of the executive’s employment with Manpower and during the one-year period following the termination of the executive’s employment with Manpower.  The agreements also contain a noncompetition agreement that remains in effect for one year following termination of employment.

Under the terms of the agreements, “cause” is defined as (1) repeated failure by the executive to perform duties in a competent, diligent and satisfactory manner as determined by the Company’s chief executive officer in his reasonable judgment, (2) insubordination, (3) commission by the executive of any material act of dishonesty or disloyalty involving Manpower, (4) the commission by the executive of an act of fraud, embezzlement or theft or a breach of trust or dereliction of duty in connection with the executive’s duties or in the course of the executive’s employment with the Company, (5) chronic absence from work other than by reason of a serious health condition, (6) commission of a crime which substantially relates to circumstances of the executive’s position with Manpower, or (7) the willful engaging by the executive in conduct which is demonstrably and materially injurious to Manpower.

Under the terms of the agreements, “good reason” is defined with certain exceptions as (1) a material reduction in the duties assigned to the executive to which the executive objects and which the Company fails to cure within the required time periods, (2) a material breach of the severance agreement by the Company or of any obligation for the payment of compensation or other benefits to the executive which remains uncured after the executive gives the required notice, (3) any reduction in the executive’s base salary or a failure by the Company to provide an arrangement for the executive to earn an incentive bonus for any year, or (4) within two years following a change of control of Manpower, any reduction of the executive’s annual bonus to an amount that is less than the annual bonus paid to the executive for either of the two years prior to the change of control.

The description of the agreements does not purport to describe all of the terms of the agreements and is qualified by reference to the full text of those documents, copies of which are attached to this report as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
10.1	Change of Control, Severance Agreement with Barbara Beck dated May 12, 2006.

10.2	Change of Control, Severance Agreement with Jonas Prising dated May 11, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2006	MANPOWER INC.

By: /s/ Jeffrey A. Joerres
Jeffrey A. Joerres Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change of Control, Severance Agreement with Barbara Beck dated May 12, 2006.

10.2	Change of Control, Severance Agreement with Jonas Prising dated May 11, 2006.